UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2023

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2023, Jones Soda Co. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”), where shareholders were requested to: 1) elect five directors to serve for a one-year term to expire at the 2024 annual meeting of shareholders; 2) approve, on an advisory basis, the Company’s 2022 named executive officer compensation; and 3) ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1

The Company’s shareholders elected the following five directors to hold office until the 2024 annual meeting of shareholders or until their successors are duly elected and qualified based on the following votes:

Director	For	Withheld	Broker Non-Votes
Mark Murray	12,177,368	2,640,452	21,273,577
Paul Norman	12,791,334	2,026,486	21,273,577
Gregg Reichman	13,989,878	827,942	21,273,577
Clive Sirkin	13,895,498	922,322	21,273,577
Chad Bronstein	13,757,505	1,060,315	21,273,577

Proposal 2

The proposal to approve, on an advisory basis, the Company’s 2022 named executive officer compensation was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
13,438,849	947,711	431,260	21,273,577

Proposal 3

The proposal to ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
33,523,169	667,935	1,900,293	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 17, 2023	By:	/s/ Mark Murray
Mark Murray President and Chief Executive Officer